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                                                               EXHIBIT 23.4

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 14, 1999 on our audit of the combined balance sheets of Fuel, Inc. and Tonga, Inc. as of December 31, 1998 and 1997, and the related combined statements of income and retained earnings (accumulated deficit), and cash flows for the years then ended (and to all references to our Firm) included in or made a part of this Form S-4 registration statement.

                                           ARTHUR ANDERSEN LLP

Los Angeles, California

September 30, 1999